Exhibit 10.49

Execution Version

EXPLORER III NEW BUILD, LLC REDOMICILIATION: SECOND SIDE LETTER

From:	BNP PARIBAS S.A. (as Facility Agent on behalf of the Creditor Parties)

To:	EXPLORER III NEW BUILD, LLC (as Borrower)

with a copy to:

SEVEN SEAS CRUISES LTD.

(as Member and as Shareholder)

NCL CORPORATION LTD.

(as Guarantor)

13 November 2023

Dear Sirs

Facility Agreement originally dated 19 December 2018 (as amended, as amended and restated and as supplemented from time to time, the "Facility Agreement") and made between, amongst others, (i) Explorer III New Build, LLC as borrower (the "Borrower"), (ii) the banks and financial institutions listed in Schedule 1 therein as lenders (the "Lenders"), (iii) BNP Paribas Fortis S.A./N.V., Crédit Agricole Corporate and Investment Bank, HSBC Bank PLC, Cassa Depositi e Prestiti S.P.A. and Société Générale as mandated lead arrangers (the "Mandated Lead Arrangers"), (iv) BNP Paribas S.A. as facility agent (the "Facility Agent") (v) Crédit Agricole Corporate and Investment Bank as SACE agent (the "SACE Agent") and (vi) HSBC Corporate Trustee Company (UK) Limited as security trustee (the "Security Trustee") in relation to a loan facility of up to $560,310,095.41.

Background
1.1	We refer to:
(a)	the Facility Agreement;
(b)	an amendment agreement dated 24 October 2023 and made between, amongst others, (i) the Borrower, (ii) Seven Seas Cruises S. de R.L. as member and as shareholder (the "Member" and "Shareholder"), (iii) the Lenders (iv) the Facility Agent, (v) the SACE Agent and (vi) the Security Trustee (the "Amendment Agreement") pursuant to which the parties thereto agreed to amend the Facility Agreement on the terms set out therein in connection with, inter alia, the redomiciliation of the Borrower from its current jurisdiction of Delaware into Bermuda (the "Borrower Redomiciliation") and redomiciliation of the Member and Shareholder from its current jurisdiction of Panama into Bermuda (the "Member/Shareholder Redomiciliation");
(c)	a side letter to the Amendment Agreement from the Facility Agent to the Borrower dated 9 November 2023 (the "Side Letter"), pursuant to which the parties thereto agreed that the Member/Shareholder Redomiciliation would occur prior to the Delivery Date (as defined below) and the Borrower Redomiciliation would be postponed until after the Delivery Date;
(d)	the Member/Shareholder Redomiciliation, which occurred on 9 November 2023, being the Member/Shareholder Effective Date (as such term is defined in the Side Letter); and
(e)	the delivery of the Ship, which will occur on 14 November 2023 (the "Delivery Date").

EUROPE/74457464v2

Execution Version

1.2	As a consequence of the events and documents set out above, the Parties hereby agree that the Amendment Agreement shall, with effect from the date hereof, be amended pursuant to paragraph 2 below.
1.3	Terms defined in the Facility Agreement (including as amended by the Amendment Agreement) and the Amendment Agreement shall, unless otherwise defined in this letter, have the same respective meanings when used in this letter.
2	Specific amendments to the Amendment Agreement
2.1	With effect from the date hereof, the Parties hereby agree that the following amendments shall be made to the Amendment Agreement:
(a)	In clause 1.1 (Definitions) of the Amendment Agreement, the following definitions shall be added in alphabetical order:

"Amended Security Documents" means:

(a)	the Amended and Restated Pledge Agreement; and
(b)	the Mortgage as amended by the Mortgage Addendum.

"Mortgage Addendum" means the addendum to the Mortgage in the agreed form.

(b)	In clause 1.1 (Definitions) of the Amendment Agreement, the definition of October 2023 Finance Documents shall be deleted and replaced as follows:

"November 2023 Finance Documents" means this Agreement, the Amended and Restated Pledge Agreement and the Mortgage Addendum,

and all references throughout the Amendment Agreement to October 2023 Finance Documents shall be construed as being to the November 2023 Finance Documents.

(c)	In clause 4.1(b), the following definitions shall be added in alphabetical order:

"Amended Security Documents" means:

(a)	the Amended and Restated Pledge Agreement; and
(b)	the Mortgage.

"November 2023 Mortgage Addendum" means the addendum to the Original Mortgage executed pursuant to the November 2023 Amendment Agreement on or about the November 2023 Effective Date.

"Original Mortgage" means the first priority mortgage on the Ship executed by the Borrower in favour of the Security Trustee on the Delivery Date.

"Shareholder Redomiciliation Effective Date" has the meaning given to the term Member/Shareholder Effective Date in the side letter dated 9 November 2023 amending and supplementing the November 2023 Amendment Agreement.

Execution Version

(d)	In clause 4.1(b), the definitions of October 2023 Amendment Agreement and October 2023 Effective Date shall be deleted and replaced as follows (to be added to the clause in alphabetical order):

"November 2023 Amendment Agreement" means the amendment to this Agreement dated 24 October 2023 (as amended and supplemented pursuant to a side letter dated 9 November 2023 and as further amended and supplemented by a second side letter dated  13 November 2023) between, amongst others, the Borrower, the Facility Agent and the SACE Agent.

"November 2023 Effective Date" has the meaning given to the term Effective Date in the November 2023 Amendment Agreement.

All references throughout the Amendment Agreement to “October 2023 Amendment Agreement” and “October 2023 Effective Date” shall be deleted and replaced accordingly.

(e)	In clause 4.1(c), the following definitions shall be deleted and replaced as follows:

"Finance Documents" means:

(i)	this Agreement;
(ii)	the 2021 Deferral Fee Letters;
(iii)	the February 2021 Amendment and Restatement Agreement;
(iv)	the June 2021 Amendment and Restatement Agreement;
(v)	the December 2021 Amendment Agreement;
(vi)	the December 2022 Amendment Agreement;
(vii)	the May 2023 Amendment and Restatement Agreement;
(viii)	the November 2023 Amendment Agreement;
(ix)	the Amended and Restated Pledge Agreement;
(x)	the June 2021 Fee Letters;
(xi)	the December 2021 Fee Letters;
(xii)	the December 2022 Fee Letters;
(xiii)	any Fee Letter;
(xiv)	the Guarantee;
(xv)	the General Assignment;
(xvi)	the Mortgage;
(xvii)	the November 2023 Mortgage Addendum;
(xviii)	the Post-Delivery Assignment;

Execution Version

(xix)	any Subordinated Debt Security;
(xx)	the Approved Manager's Undertaking;
(xxi)	any Transfer Certificate;
(xxii)	any Compliance Certificate;
(xxiii)	any Drawdown Notice;
(xxiv)	any other document (whether creating a Security Interest or not) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; and
(xxv)	any other document (whether creating a Security Interest or not) which is designated as a Finance Document by agreement between the Borrower, SACE and the Facility Agent.
(f)	In clause 4.1(c), the following definitions shall be added (for the avoidance of doubt, to replace the existing definitions in the Facility Agreement):

"General Assignment" means an assignment of, inter alia, any Management Agreement, the Earnings, the Insurances, any charter and any Requisition Compensation, dated 14 November 2023 and executed by the Borrower as owner and the Member as charterer in favour of the Security Trustee (as amended pursuant to the November 2023 Amendment Agreement).

"Mortgage" means the Original Mortgage, as amended pursuant to the November 2023 Mortgage Addendum and as may be further amended and/or supplemented from time to time.

(g)	Clause 4.1(e) shall hereby be deleted in its entirety.
(h)	Clause 4.1(g) shall be deleted and relaced as follows:

“Sub-clauses (a), (h), (m) and (ii) of clause 11.2 (Continuing representations and warranties) shall be deleted and replaced as follows:

"11.2 (Continuing representations and warranties)

(a)

(i)

each Obligor (until the Shareholder Redomiciliation Effective Date in the case of the Shareholder and the Member and until the November 2023 Effective Date in the case of the Borrower) is a limited liability company or body corporate duly organised, formed or (as the case may be) incorporated, constituted and validly existing under the laws of the country of its formation or (as the case may be) incorporation; and

(ii)

from the Shareholder Redomiciliation Effective Date in the case of the Shareholder and the Member and from the November 2023 Effective Date in the case of the Borrower, each Obligor is an exempted limited liability company or exempted company limited

Execution Version

by shares, in each case duly organised, continued and validly existing under the laws of Bermuda,

possessing perpetual existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted;

(h)except for:

(i)	the filing of UCC-1 Financing Statements against the Borrower in respect of those Finance Documents to which it is a party and which create Security Interests;
(ii)	the recording of the Original Mortgage and the November 2023 Mortgage Addendum in the office of the Maritime Administrator of the Republic of the Marshall Islands;
(iii)	the registration of the Ship under an Approved Flag; and
(iv)	the registration of the Amended Security Documents with the Registrar of Companies,

all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Ship and not already obtained by the Borrower;

(m)

(i) until the November 2023 Effective Date, the Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of the state of Delaware and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof; and

(ii) from the November 2023 Effective Date, the Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of Bermuda and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof;

(ii)

(i) until the November 2023 Effective Date, the Borrower does not have a place of business in any country (except as already disclosed) other than that of its Original Jurisdiction; and

(ii) from the November 2023 Effective Date, the Borrower does not have a place of business in any country (except as already disclosed) other than Bermuda.”

Execution Version

(i)	The following clauses shall be added as new sub-paragraphs (c) and (d) to clause 4.5 (Finance Documents to remain in full force and effect):
“(c)	in the case of the General Assignment, as amended and supplemented pursuant to Clause 4.1(a) above;
(d)	the General Assignment and the applicable provisions of this Agreement will be read and construed as one document; and”
(j)	The following condition shall be added to clause 2 (Security) of schedule 2 (Conditions Precedent):

Security

A duly executed original of the Mortgage Addendum, together with documentary evidence that the Mortgage Addendum has been duly recorded as a valid addendum to the Mortgage in accordance with the laws of the jurisdiction of the Marshall Islands.

(k)	The following condition shall be added to clause 4 (Legal opinions) of schedule 2 (Conditions Precedent):

A legal opinion of Watson Farley & Williams LLP, legal advisers to the Facility Agent (acting on behalf of the Lenders) and SACE in the Marshall Islands, substantially in the form and substance satisfactory to the Lenders.

(l)	Clause 1 of schedule 3 (Conditions Subsequent): shall be deleted and replaced as follows:
1.	As soon as possible following execution of this Agreement and in any case no later than 30 days, evidence that the Amended Security Documents have been registered at the Registrar of Companies.
3	Miscellaneous
3.1	This letter is a Finance Document for the purposes of the Facility Agreement and references in any of the Finance Documents to the Facility Agreement shall be references to the Facility Agreement as amended by this letter and shall also be deemed to include this letter.
3.2	This letter may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
4	Governing law and jurisdiction
4.1	This letter, and all obligations (whether contractual or non-contractual) arising out of it, shall be governed by, and construed in accordance with English law.
4.2	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

Execution Version

4.3	The Borrower accepts that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly will not argue to the contrary.

Please confirm your acknowledgement of the above by signing the enclosed copy of this letter.

Yours faithfully

/s/ Nadia Tidjam

/s/ Phillipe Laude

______________________________

for and on behalf of

BNP PARIBAS S.A.

As Facility Agent (on behalf of the Creditor Parties)

We confirm our acceptance and agreement of the above on 13 November 2023:

/s/ Daniel S. Farkas

______________________

For and on behalf of

EXPLORER III NEW BUILD, LLC

(as Borrower)